Exhibit 5.1

Our File No.	55242-1
Date	September 25, 2014

Mad Catz Interactive, Inc.

7480 Mission Valley Road

Suite 101

San Diego, California 92108

Dear Sirs:

Re:	Mad Catz Interactive, Inc. – Registration Statement on Form S-3

We have acted as Canadian counsel to Mad Catz Interactive, Inc. (the “Corporation”) with respect to certain legal matters relating to the registration of up to US$30,000,000 of securities of the Corporation pursuant to a Registration Statement on Form S-3 dated September 25, 2014 (the “Registration Statement”) filed by the Corporation with the United States Securities and Exchange Commission (the “SEC”) pursuant to the U.S. Securities Act of 1933, as amended (the “1933 Act”). The securities may consist of common shares without par value (“Common Shares”), warrants to acquire Common Shares (“Warrants”), rights (“Rights”), debt securities (“Debt Securities”) or any combination of such securities (“Units”). The Common Shares, Warrants, Rights, Debt Securities and Units issuable under the Registration Statement are hereinafter collectively referred to as the “Securities”. The Securities will be offered in amounts, at prices, and on terms to be set out in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement, to be duly filed by the Corporation with the SEC pursuant to the 1933 Act.

We understand, and are assuming for the purposes hereof, that (i) each class or series of Debt Securities will be issued pursuant to an indenture, together with, if necessary, one or more supplemental indentures thereto, to be made between the Corporation and one or more indenture trustees (each, together with any supplemental indentures thereto, an “Indenture”), and that each such Indenture will set out all of the required attributes of such class or series of Debt Securities and will contain the form of certificate representing the class or series of Debt Securities (each a “Debt Security Certificate”), (ii) each class or series of Warrants will be issued pursuant to a warrant agreement to be made between the Corporation and one or more warrant agents (each, a “Warrant Agreement”), and that each such Warrant Agreement will set out all of the required attributes of such class or series of Warrants and will contain the form of certificate representing the class or series of Warrants (each a “Warrant Certificate”), (iii) each series of rights will be issued under a separate rights agreement to be made between the Corporation and a bank or trust company, as rights agent, (each, a “Rights Agreement”), and that each such Rights Agreement will set out all of the required attributes of such series of Rights and will contain the form of certificate representing the series of Rights (each a “Rights Certificate”).

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Examinations, Jurisdiction and Effective Date

In rendering the opinions below, we have examined and relied upon: (i) the Registration Statement; (ii) originals or copies, certified or otherwise identified to our satisfaction, of the articles of incorporation of the Corporation and the amendments thereto (as amended, the “Articles”) and the by-laws of the Corporation (the “By-Laws”); (iii) a certificate of an officer of the Corporation dated the date hereof certifying certain factual matters including, among other things, the resolutions of the Board of Directors of the Corporation dated September 24, 2014; and (iv) a certificate of compliance dated September 25, 2014 issued by Industry Canada in respect of the Corporation pursuant to the Canada Business Corporations Act, which we have relied upon in providing the opinion expressed in paragraph 1 below. In these examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies or facsimiles thereof.

Our opinions herein are restricted to and based upon the laws of the Province of Ontario and the federal laws of Canada applicable therein in force on the date hereof (collectively, “Ontario Law”). We assume no obligation to revise or supplement this opinion should Ontario Law change subsequent to the date hereof by legislative action, judicial decision or otherwise or if there is a change in any fact or facts stated or assumed herein after the date hereof.

Reliance and Assumptions

We have assumed that, in connection with the issuance of Securities pursuant to the Registration Statement:

(a)	the Corporation will have taken all necessary action to establish the definitive terms of each class or series of Securities in accordance with the Articles, the By-Laws, all applicable laws, all applicable regulatory requirements, the Registration Statement, any relevant Prospectus Supplement, and, in the case of Warrants, Rights, Debt Securities or Units, the applicable Warrant Agreement, Rights Agreement, or Indenture, as the case may be;

(b)	the definitive terms of each class or series of Securities, and all agreements relating thereto including the Indentures, Warrant Agreements and Rights Agreements, will at all relevant times be consistent with the description of such Securities set out in the Registration Statement, and no Prospectus Supplement will provide for the Securities, or any agreements relating thereto including the Indentures, Warrant Agreements and Rights Agreements, to bear terms which are not consistent with, or which are exceptions to, the terms set forth in the Registration Statement;

(c)

in the case of and prior to the issuance of any Common Shares (including any Common Shares forming part of any Units), (i) the Corporation will have taken all necessary action to authorize and approve the issuance of such Common Shares, the terms of the offering of such Common Shares including the consideration to be

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received by the Corporation upon the issuance thereof, and all related matters (the “Common Share Issuance Authorization”), and (ii) the Common Shares will have been issued in compliance with the Common Share Issuance Authorization, the Articles, the By-Laws, all applicable laws and all applicable regulatory requirements;

(d)	in the case of and prior to the issuance of a class or series of Debt Securities (including any Debt Securities forming part of any Units), (i) the Corporation will have taken all necessary action to authorize and approve the creation and issuance of such class or series of Debt Securities, including the definitive terms of such Debt Securities and the Indenture governing such Debt Securities, the terms of the offering of such Debt Securities including the consideration to be received by the Corporation upon the issuance thereof, and all related matters (the “Debt Issuance Authorization”), (ii) the Indenture governing such Debt Securities will have been duly authorized, executed and delivered by the Corporation, (iii) the Corporation will have taken all necessary action to create and issue such class or series of Debt Securities and create, allot and reserve for issuance such class or series of Securities as may be issuable on the exercise of conversion, exchange or any similar rights attaching to the Debt Securities in compliance with the Debt Issuance Authorization, the Articles, the By-Laws, all applicable laws and all applicable regulatory requirements, and (iv) the Debt Security Certificates representing such Debt Securities will have been duly executed, authenticated and delivered in compliance with the provisions of the applicable Indenture and the Debt Issuance Authorization, the Articles, the By-Laws, all applicable laws and all applicable regulatory requirements;

(e)	in the case of and prior to the issuance and delivery of a class or series of Warrants (including any Warrants forming part of any Units), (i) the Corporation will have taken all necessary action to authorize and approve the creation and issuance of such class or series of Warrants including the definitive terms of such Warrants and the Warrant Agreement governing such Warrants, the terms of the offering of such Warrants including the consideration to be received by the Corporation upon the issuance thereof, and all related matters (the “Warrant Issuance Authorization”), (ii) the Warrant Agreement governing such Warrants will have been duly authorized, executed and delivered by the Corporation, (iii) the Corporation will have taken all necessary action to create and issue such class or series of Warrants and to allot and reserve for issuance the Common Shares as may be issuable on the exercise of the Warrants in compliance with the Warrant Issuance Authorization, the Articles, the By-Laws, all applicable laws and all applicable regulatory requirements, and (iv) the Warrant Certificates representing such Warrants will have been duly executed, authenticated and delivered in compliance with the provisions of the applicable Warrant Agreement and the Warrant Issuance Authorization, the Articles, the By-Laws, all applicable laws and all applicable regulatory requirements;

(f)	in the case of and prior to the issuance and delivery of a series of Rights (including any Rights forming part of any Units), (i) the Corporation will have taken all

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necessary action to authorize and approve the creation and issuance of such series of Rights including the definitive terms of such Rights and the Rights Agreement governing such Rights, the terms of the offering of such Rights including the consideration to be received by the Corporation upon the issuance thereof, and all related matters (the “Rights Issuance Authorization”), (ii) the Rights Agreement governing such Rights will have been duly authorized, executed and delivered by the Corporation, (iii) the Corporation will have taken all necessary action to create and issue such series of Rights and to allot and reserve for issuance the Common Shares or to create, allot and reserve for issuance such other class or series of Securities as may be issuable on the exercise of the Rights in compliance with the Rights Issuance Authorization, the Articles, the By-Laws, all applicable laws and all applicable regulatory requirements, and (iv) the Rights Certificates representing such Rights will have been duly executed, authenticated and delivered in compliance with the provisions of the applicable Rights Agreement and the Rights Issuance Authorization, the Articles, the By-Laws, all applicable laws and all applicable regulatory requirements;

(g)	in the case of and prior to the issuance and delivery of a series of Units, (i) the Corporation will have taken all necessary action to authorize and approve the creation and issuance of such class or series of Units and of the other Securities comprising such Units, including the definitive terms of such Units and the other Securities comprising such Units, the terms of the offering of such Units including the consideration to be received by the Corporation upon the issuance thereof, and all related matters (the “Unit Issuance Authorization”), (ii) any Indenture and Warrant Agreement governing any Securities comprising such Units will have been duly authorized, executed and delivered by the Corporation and any other party thereto, (iii) the Corporation will have taken all necessary action to create and issue such class or series of Units and to create, allot, issue and reserve for issuance, as the case may be, the Securities comprising the Units in compliance with the Units Issuance Authorization, the Articles, the By-Laws, all applicable laws and all applicable regulatory requirements, and (iv) the form of certificate, if any, representing the series of Units will have been duly executed, authenticated and delivered in compliance with the Unit Issuance Authorization, the Articles, the By-Laws, all applicable laws and all applicable regulatory requirements;

(h)	(i) each party (other than the Corporation) to each Warrant Agreement, Rights Agreement, Indenture, Warrant Certificate and Debt Security Certificate (such parties, other than the Corporation, the “Parties”) will be validly existing, (ii) each of the Parties will have the capacity, power, authority and qualification to enter into and perform its obligations under each Warrant Agreement, Rights Agreement, Indenture, Warrant Certificate, Rights Certificate and Debt Security Certificate, (iii) each Warrant Agreement, Rights Agreement, Indenture, Warrant Certificate, Rights Certificate and Debt Security Certificate will be duly authorized, executed and delivered by or on behalf of each of the Parties, and (iv) each Warrant Agreement, Rights Agreement, Indenture, Warrant Certificate, Rights Certificate and Debt Security Certificate will constitute a legal, valid and binding obligation of, and will be enforceable in accordance with the terms thereof against, each of the Parties thereto;

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(i)	the execution, delivery and performance of each Warrant Agreement, Rights Agreement, Indenture, Warrant Certificate, Rights Certificate and Debt Security Certificate, the sale, issuance and delivery of Common Shares, Warrants, Rights and Debt Securities thereunder, and the terms of each Warrant Agreement, Rights Agreement, Indenture, Warrant Certificate, Rights Certificate, Debt Security Certificate, Debt Securities, Warrant, Rights and Unit, (i) will comply with the Articles, By-Laws, all applicable laws and all applicable regulatory requirements, and (ii) will not constitute or result in a breach of or a default under, and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or default under, and will not conflict with, the Articles, By-Laws, any applicable laws, any applicable regulatory requirements, any agreement or instrument binding upon the Corporation, or any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Corporation;

(j)	the provisions of the Warrants, Rights, Debt Securities and Units will at all relevant times be consistent with the provisions of the relevant Warrant Agreements, Rights Agreements and Indentures, as applicable;

(k)	the provisions of each Warrant Agreement, each Rights Agreement and each Indenture will at all relevant times be fully consistent with the description of the Warrant Agreements, Rights Agreements and Indentures set out in the Registration Statement and will fully, completely and accurately reflect the definitive terms of the respective Warrants, Rights, Debt Securities and Units in accordance with the Warrant Issuance Authorization, the Rights Issuance Authorization, the Debt Issuance Authorization and the Unit Issuance Authorization, as applicable;

(l)	each Warrant Certificate, each Rights Certificate and each Debt Security Certificate will comply with the applicable Warrant Agreement, Rights Agreement or Indenture, as the case may be, and will fully, completely and accurately reflect the provisions of the relevant Warrant Agreement, Rights Agreement or Indenture, as the case may be;

(m)	each Warrant Agreement, Rights Agreement, Indenture, Warrant Certificate, Rights Certificate and Debt Security Certificate will be governed by and interpreted in accordance with Ontario Law and unless exempt therefrom, each Indenture will comply with the requirements of Part VIII of the Canada Business Corporations Act unless an exemption is obtained pursuant to such Part VIII prior to the issuance of the Debt Securities governed by such Indenture;

(n)	the Corporation will issue and deliver the Securities in the manner contemplated by, and within the limits as to aggregate value or aggregate principal amount set out in, the Registration Statement;

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(o)	the Corporation will have received payment in full of the consideration for such Securities in money or in property or past services that are not less in value than the fair equivalent of the money that the Corporation would have received if the Securities had been issued for money as determined by the board of directors of the Corporation, all as provided for in the applicable Common Share Issuance Authorization, Debt Issuance Authorization, Warrant Issuance Authorization, Rights Issuance Authorization and Unit Issuance Authorization, as the case may be;

(p)	the Corporation shall at all relevant times continue to be in existence as a corporation incorporated under the Canada Business Corporations Act and shall not have been dissolved; and

(q)	the Articles and By-Laws will remain unamended at all relevant times.

Opinions

On the basis of the foregoing assumptions and subject to the qualifications and limitations hereinafter expressed, we are of the opinion that:

1.	The Corporation is a corporation incorporated and existing under the Canada Business Corporations Act.

2.	The Common Shares (including any Common Shares (a) duly issued upon the exercise of any Warrants pursuant to the terms thereof, (b) duly issued upon the exchange or conversion of any Debt Securities that are exchangeable or convertible into Common Shares, (c) duly issued upon the exercise of any Rights entitling the holder thereof to acquire Common Shares, and (d) duly issued as the constituent part of any Units) when issued pursuant to the Registration Statement will be validly issued as fully paid and non-assessable shares in the capital of the Corporation.

3.	The Warrants when issued pursuant to the Registration Statement will be validly issued and constitute valid and binding obligations of the Corporation.

4.	The Rights when issued pursuant to the Registration Statement will be validly issued and constitute valid and binding obligations of the Corporation.

5.	The Debt Securities when issued pursuant to the Registration Statement will be validly issued and constitute valid and binding obligations of the Corporation.

6.	The Units when issued pursuant to the Registration Statement will be validly issued and constitute valid and binding obligations of the Corporation.

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Qualifications

The foregoing opinions are subject to the following qualifications, limitations, restrictions and exceptions:

(a)	we have not participated in the preparation of the Registration Statement and we have not reviewed the proposed form of any Prospectus Supplement, Warrant Agreement, Rights Agreement, Indenture, Warrant Certificate, Rights Certificate, or Debt Security Certificate and as a result we express no opinion with respect to the authorization, execution, delivery, legality, validity, enforceability or binding nature of any particular Indenture, Warrant Agreement, Rights Agreement, Warrant Certificate, Rights Certificate or Debt Security Certificate entered into by the Corporation or with respect to the legality, validity, enforceability or binding nature of any specific provision of any such document;

(b)	the validity and binding nature of any Warrant, Warrant Agreement, Rights, Rights Agreement, Debt Securities or Indenture or any judgment arising out of or in connection with any of the foregoing, may be limited by the application of bankruptcy, insolvency, winding-up, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally and the equitable or statutory power of the courts to stay proceedings before them, to stay the execution of judgments and to grant relief against forfeiture;

(c)	the validity and binding nature of any Warrant, Rights, Debt Securities, Unit, Warrant Agreement, Rights Agreement or Indenture will be subject to and may be limited by general principles of equity, including the principle that the granting of equitable remedies such as specific performance and injunction is subject to the discretion of courts of competent jurisdiction, and no opinion is given as to any specific remedy that may be granted, imposed or rendered (including equitable remedies such as specific performance and injunction);

(d)	any action on any Warrant, Rights, Debt Securities, Unit, Warrant Agreement, Rights Agreement or Indenture may be barred after the expiry of the applicable limitation period under applicable legislation;

(e)	no opinion is expressed as to the interpretation and application of any provision in any documentation which is governed by, refers to, incorporates by reference or requires compliance with any statute, rule, regulation, custom or practice of any jurisdiction other than the Province of Ontario and the laws of Canada applicable therein;

(f)	no opinion is expressed as to the enforceability of any provision in any documentation which: (i) states that modifications, amendments or waivers are not binding unless in writing or otherwise purports to establish evidentiary standards, (ii) purports to waive or effect any rights to notices, (iii) purports to sever invalid, ineffective or unenforceable provisions, or (iv) relates to the delay or omission of the enforcement of remedies;

(g)	no opinion is expressed as to the enforceability of any indemnity, which may be limited by applicable law; and

(h)	a court in the Province of Ontario reserves the right to decline jurisdiction in any action on the basis that the Province of Ontario is an inconvenient forum or that concurrent or prior proceedings have been brought elsewhere, notwithstanding any waiver of the right to raise such objection or defence.

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Limitation

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the use of our name in the prospectus which forms part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations of the SEC promulgated thereunder. This opinion is being delivered in connection with the filing of the Registration Statement described herein and must not be relied upon in connection with any other matter or transaction, including any specific offering of securities of the Corporation, without our prior written consent, or quoted from or referred to in any other documents or furnished (either in its original form or by copy) to any other party.

Yours truly,

/s/ McMillan LLP
“McMillan LLP”